Cover Page                                                                424B3
                                                                      333-104713

AXA Equitable Life Insurance Company

SUPPLEMENT DATED OCTOBER 25, 2004 TO THE MAY 1, 2004
EQUITABLE ACCUMULATOR(R), ACCUMULATOR(R) ELITE(SM), ACCUMULATOR(R) PLUS(SM) AND ACCUMULATOR(R) SELECT(SM) CONTRACTS
--------------------------------------------------------------------------------

This supplement modifies certain information in each of the above-referenced Prospectus and Statement of Additional Information dated May 1, 2004, as previously supplemented to date (together, the "Prospectus"), in the state of Massachusetts only. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectus. You should keep this supplement with your Prospectus.

1. In "Contract features and benefits" under "How can you purchase and contribute to your contract," please note the following changes in the table:

    The following is added at the end of the of the table after + "If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date."

      Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VII later in the Prospectus to see if additional contributions are permitted in your state.

2. In "More information," (for Accumulator(R) Select (SM), Accumulator(R) Elite(SM) and Accumulator(R) Plus(SM)) under "Automatic investment program -- for NQ contracts only," or (for Accumulator(R)) under "Automatic investment program -- for NQ, Flexible Premium IRA and Flexible Premium Roth IRA contracts only," the following sentence has been added at the end of the first paragraph:

    Please see Appendix VII later in this Prospectus to see if the automatic investment program is permitted in your state.

3. The following information has been added to the state table in "Appendix VII ("Appendix VI" for Accumulator(R) Select (SM)) -- State contract availability and/or variations of features and benefits" of the Prospectus:



 State                  Features and Benefits                          Availability or Variation
------                  --------------------------------------------   --------------------------------------------
  Massachusetts

                        Automatic investment program                   o Not available

                        Annual administrative charge                   o The annual administrative charge will not
                                                                         be deducted from amounts allocated to
                                                                         the Guaranteed interest option.

                        See "How can you purchase and contribute       o Subsequent contributions are limited as
                        to your contract" in "Contract features and      follows:
                        benefits" (Not applicable for Accumulator(R)
                        Select(SM))                                      1. For Accumulator(R) -- Additional
                                                                            contributions are limited to the first
                                                                            three years after the contract issue date
                                                                            only.

                                                                         2. For Accumulator(R) Elite(SM) and
                                                                            Accumulator(R) Plus(SM) -- Additional
                                                                            contributions are limited to the first two
                                                                            years after the contract issue date only.

                        See "Withdrawal charge" in "Charges and        o The withdrawal charge will not be waived
                        expenses" (Not applicable for Accumulator(R)     if the annuitant has qualified to receive
                        Select(SM))                                      social security disability benefits.

                      AXA Equitable Life Insurance Company
             1290 Avenue of the Americas, New York, New York 10104

IM-04-26 Supp (10/04)                                      Cat. # 134361 (10/04)
Accumulator 04 Series - MA                                               x00857
182035v2

AXA Equitable Life Insurance Company

SUPPLEMENT DATED OCTOBER 25, 2004 TO THE MAY 1, 2004 PROSPECTUS FOR THE EQUITABLE ACCUMULATOR(R)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statement of Additional Information, dated May 1, 2004 as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.   NEW VARIABLE INVESTMENT OPTIONS

On or about October 25, 2004, subject to regulatory approval, we anticipate making available the following six new variable investment options. These options invest in corresponding portfolios of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.

------------------------------------------------------------------------------------------------------------------------------------
 Portfolio Name                Portfolio Objective                                          Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY          Seeks long-term capital appreciation.                        o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY INCOME   Seeks a combination of growth and income to achieve an       o Boston Advisors, Inc.
                              above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH          Seeks to achieve capital appreciation.                       o Montag & Caldwell, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH AND      Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
 INCOME                       with income as a secondary consideration.                      (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to achieve capital appreciation.                       o William D. Witter, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to maximize capital appreciation.                      o Gabelli Asset Management Company
 VALUE
------------------------------------------------------------------------------------------------------------------------------------

B.   FEE TABLE

The following is under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Total
                                                                                      Annual      Fee Waivers
                                                                        Underlying    Expenses       and/or
                                                                        Portfolio     (Before       Expense        Net
                                  Management       12b-1    Other       Fees and      Expense      Reimburse-   Total Annual
 Portfolio Name                      Fees          Fees    Expenses     Expenses    Limitation)      ments*       Expenses
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 0.80%         0.25%     0.09%          N/A       1.14%           0.00%       1.14%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          0.75%         0.25%     0.28%          N/A       1.28%          (0.23)%      1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 0.75%         0.25%     0.09%          N/A       1.09%           0.00%       1.09%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      0.75%         0.25%     0.23%          N/A       1.23%          (0.18)%      1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   1.00%         0.25%     0.18%          N/A       1.43%          (0.13)%      1.30%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    0.80%         0.25%     0.08%          N/A       1.13%           0.00%       1.13%
------------------------------------------------------------------------------------------------------------------------------------

Expenses of the portfolio are based on the expenses of the portfolio's predecessor for the last fiscal year restated to reflect current fees.


* The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.0%" indicates that the expense limitation arrangement did not result in a waiver fee reimbursement. The Manager has entered into expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements, the Manager has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangements.


IM-04-09 (10/04)
Accum 04/New/Inforce Biz                                          133933 (10/04)
180368v1                                                                  X00837

C.   EXAMPLE+

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purposes of this example of $2.10 per $10,000. Some of these features may not be available or may be different under your contract. The tables take into account the maximum fees and charges applicable to all contracts to which this Supplement applies, including any optional benefits charges, which may or may not be available under your contract.

The fixed maturity options, guaranteed interest option and special dollar cost averaging are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


----------------------------------------------------------------------------------------------------------
                                                If you surrender your contract at the
                                                  end of the applicable time period
----------------------------------------------------------------------------------------------------------
                                         1 yr          3 yrs          5 yrs          10 yrs
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 1,122.34     $ 1,897.93     $ 2,716.72     $ 4,720.18
----------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 1,137.04     $ 1,941.00     $ 2,786.66     $ 4,849.38
----------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 1,117.10     $ 1,882.52     $ 2,691.65     $ 4,673.57
----------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 1,131.79     $ 1,925.63     $ 2,761.73     $ 4,803.46
----------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 1,152.79     $ 1,987.00     $ 2,861.10     $ 4,985.69
----------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 1,121.29     $ 1,894.85     $ 2,711.71     $ 4,710.88
----------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 If you do not surrender
                                                                                                    your contract at
                                                If you annuitize at the end of the              the end of the applicable
                                                      applicable time period                           time period
-----------------------------------------------------------------------------------------------------------------------------------
                                        1 yr         3 yrs          5 yrs          10 yrs         1 yr         3 yrs
-----------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 772.34     $ 1,647.93     $ 2,566.72     $ 5,070.18     $ 422.34     $ 1,297.93
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 787.04     $ 1,691.00     $ 2,636.66     $ 5,199.38     $ 437.04     $ 1,341.00
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 767.10     $ 1,632.52     $ 2,541.65     $ 5,023.57     $ 417.10     $ 1,282.52
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 781.79     $ 1,675.63     $ 2,611.73     $ 5,153.46     $ 431.79     $ 1,325.63
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 802.79     $ 1,737.00     $ 2,711.10     $ 5,335.69     $ 452.79     $ 1,387.00
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 771.29     $ 1,644.85     $ 2,561.71     $ 5,060.88     $ 421.29     $ 1,294.85
-----------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                      If you do not surrender your
                                              contract at
                                     the end of the applicable time
                                                 period
--------------------------------------------------------------------------------
                                        5 yrs          10 yrs
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 2,216.72     $ 4,720.18
--------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 2,286.66     $ 4,849.38
--------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 2,191.65     $ 4,673.57
--------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 2,261.73     $ 4,803.46
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 2,361.10     $ 4,985.69
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 2,211.71     $ 4,710.88
--------------------------------------------------------------------------------

D.   HYPOTHETICAL ILLUSTRATION+


VARIABLE DEFERRED ANNUITY
ACCUMULATOR
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
  GREATER OF 6% ROLL-UP OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH
    BENEFIT
  PROTECTION PLUS
  GUARANTEED MINIMUM INCOME BENEFIT



                                                        Greater of 6% Roll
                                                                up
                                                         to age 85 or the
                                                              Annual
                                                         Ratchet to age 85
                                                            Guaranteed
                                                           Minimum Death
                    Account Value        Cash Value           Benefit
                 ------------------- ------------------ -------------------
        Contract
  Age     Year       0%        6%       0%        6%        0%        6%
------ --------- --------- --------- -------- --------- --------- ---------
  60        1     100,000  100,000    93,000    93,000   100,000  100,000
  61        2      95,375  101,354    88,375    94,354   106,000  106,000
  62        3      90,824  102,666    84,824    96,666   112,360  112,360
  63        4      86,338  103,928    80,338    97,928   119,102  119,102
  64        5      81,911  105,134    76,911   100,134   126,248  126,248
  65        6      77,536  106,278    74,536   103,278   133,823  133,823
  66        7      73,204  107,353    72,204   106,353   141,852  141,852
  67        8      68,909  108,349    68,909   108,349   150,363  150,363
  68        9      64,643  109,260    64,643   109,260   159,385  159,385
  69       10      60,398  110,076    60,398   110,076   168,948  168,948
  74       15      39,151  112,361    39,151   112,361   226,090  226,090
  79       20      17,094  110,481    17,094   110,481   302,560  302,560
  84       25           0  102,327         0   102,327         0  404,893
  89       30           0  100,105         0   100,105         0  429,187
  94       35           0  100,670         0   100,670         0  429,187
  95       36           0  100,792         0   100,792         0  429,187



                                     Lifetime Annual
                            Guaranteed Minimum Income Benefit
           Total Death     ------------------------------------
          Benefit with         Guaranteed       Hypothetical
         Protection Plus         Income            Income
       ------------------- ------------------ -----------------
  Age      0%        6%        0%       6%        0%       6%
------ --------- --------- --------- -------- --------- -------
  60    100,000  100,000      N/A      N/A       N/A      N/A
  61    108,400  108,400      N/A      N/A       N/A      N/A
  62    117,304  117,304      N/A      N/A       N/A      N/A
  63    126,742  126,742      N/A      N/A       N/A      N/A
  64    136,747  136,747      N/A      N/A       N/A      N/A
  65    147,352  147,352      N/A      N/A       N/A      N/A
  66    158,593  158,593      N/A      N/A       N/A      N/A
  67    170,508  170,508      N/A      N/A       N/A      N/A
  68    183,139  183,139      N/A      N/A       N/A      N/A
  69    196,527  196,527      N/A      N/A       N/A      N/A
  74    276,527  276,527    14,266   14,266    14,266   14,266
  79    383,584  383,584    20,393   20,393    20,393   20,393
  84          0  493,179         0   34,821         0   34,821
  89          0  517,472      N/A      N/A       N/A      N/A
  94          0  517,472      N/A      N/A       N/A      N/A
  95          0  517,472      N/A      N/A       N/A      N/A

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

+ The Example costs and Hypothetical Illustration investment results include charges, fees and/or expenses for EQ/Wells Fargo Montgomery Small Cap which, is being offered under a separate supplement.

E.   CHANGES OF OWNERSHIP

1. For NQ contracts only, in "Determining your contract's value," under "Termination of your contract," the following paragraph is added after the last paragraph in this section:

    Subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit option, Protection Plus death benefit, Guaranteed principal benefits, and/or Guaranteed withdrawal benefit ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However the Benefit will not terminate if the ownership of the contract is transferred to (i) a family member (as defined in the contract), (ii) a trust created for the benefit of a family member or members (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information.

2.  In "Contract features and benefits," please note the following changes:

    (i) Under "Guaranteed principal benefits," the following paragraph is added at the end of the second paragraph:

          If you elect the Guaranteed principal benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.

    (ii) Under "Guaranteed minimum income benefit option," the following paragraph is added after the end of the second paragraph:

          If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.

    (iii) Under "Guaranteed minimum death benefit," the following paragraph is added after the second paragraph:

          If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.

    (iv) Under "Principal Protector," the following paragraph is added after the second paragraph:

          If you elect the Guaranteed withdrawal benefit option described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.







                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED OCTOBER 25, 2004 TO THE MAY 1, 2004 PROSPECTUS FOR THE EQUITABLE ACCUMULATOR(R) PLUS(SM)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statements of Additional Information, dated May 1, 2004 as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.   NEW VARIABLE INVESTMENT OPTIONS

On or about October 25, 2004, subject to regulatory approval, we anticipate making available the following six new variable investment options. These options invest in corresponding portfolios of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.

------------------------------------------------------------------------------------------------------------------------------------
 Portfolio Name                Portfolio Objective                                          Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY          Seeks long-term capital appreciation.                        o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY INCOME   Seeks a combination of growth and income to achieve an       o Boston Advisors, Inc.
                              above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH          Seeks to achieve capital appreciation.                       o Montag & Caldwell, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH AND      Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
 INCOME                       with income as a secondary consideration.                      (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to achieve capital appreciation.                       o William D. Witter, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to maximize capital appreciation.                      o Gabelli Asset Management Company
 VALUE
------------------------------------------------------------------------------------------------------------------------------------

B.   FEE TABLE

The following is under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Total
                                                                                     Annual      Fee Waivers
                                                                        Underlying   Expenses       and/or
                                                                        Portfolio    (Before       Expense         Net
                                  Management       12b-1     Other      Fees and     Expense      Reimburse-   Total Annual
 Portfolio Name                      Fees          Fees    Expenses     Expenses    Limitation)      ments*       Expenses
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 0.80%         0.25%     0.09%          N/A       1.14%           0.00%       1.14%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          0.75%         0.25%     0.28%          N/A       1.28%          (0.23)%      1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 0.75%         0.25%     0.09%          N/A       1.09%           0.00%       1.09%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      0.75%         0.25%     0.23%          N/A       1.23%          (0.18)%      1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   1.00%         0.25%     0.18%          N/A       1.43%          (0.13)%      1.30%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    0.80%         0.25%     0.08%          N/A       1.13%           0.00%       1.13%
------------------------------------------------------------------------------------------------------------------------------------

Expenses of the portfolio are based on the expenses of the portfolio's predecessor for the last fiscal year restated to reflect current fees.


* The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.0%" indicates that the expense limitation arrangement did not result in a waiver fee reimbursement. The Manager has entered into expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements, the Manager has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangements.


IM-04-10Supp (10/04)
Accum 04/New/Inforce Biz                                          133934 (10/04)
180368v1                                                                  X00840

C.   EXAMPLE+

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purposes of this example of $1.60 per $10,000. Some of these features may not be available or may be different under your contract. The tables take into account the maximum fees and charges applicable to all contracts to which this Supplement applies, including any optional benefits charges, which may or may not be available under your contract.

The fixed maturity options and guaranteed interest option are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


--------------------------------------------------------------------------------------------------
                                                If you surrender your contract at the
                                                  end of the applicable time period
--------------------------------------------------------------------------------------------------
                                         1 yr          3 yrs          5 yrs          10 yrs
--------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 1,260.70     $ 2,111.83     $ 3,004.38     $ 5,082.40
--------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 1,275.99     $ 2,156.42     $ 3,076.41     $ 5,213.71
--------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 1,255.24     $ 2,095.88     $ 2,978.55     $ 5,035.02
--------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 1,270.53     $ 2,140.51     $ 3,050.74     $ 5,167.04
--------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 1,292.37     $ 2,204.03     $ 3,153.10     $ 5,352.25
--------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 1,259.61     $ 2,108.64     $ 2,999.22     $ 5,072.94
--------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 If you do not surrender
                                                                                                    your contract at
                                                If you annuitize at the end of the              the end of the applicable
                                                      applicable time period                           time period
----------------------------------------------------------------------------------------------------------------------------------
                                        1 yr         3 yrs          5 yrs          10 yrs         1 yr         3 yrs
----------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 810.70     $ 1,761.83     $ 2,754.38     $ 5,432.40     $ 460.70     $ 1,411.83
----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 825.99     $ 1,806.42     $ 2,826.41     $ 5,563.71     $ 475.99     $ 1,456.42
----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 805.24     $ 1,745.88     $ 2,728.55     $ 5,385.02     $ 455.24     $ 1,395.88
----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 820.53     $ 1,790.51     $ 2,800.74     $ 5,517.04     $ 470.53     $ 1,440.51
----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 842.37     $ 1,854.03     $ 2,903.10     $ 5,702.25     $ 492.37     $ 1,504.03
----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 809.61     $ 1,758.64     $ 2,749.22     $ 5,422.94     $ 459.61     $ 1,408.64
----------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                      If you do not surrender your
                                              contract at
                                     the end of the applicable time
                                                 period
--------------------------------------------------------------------------------
                                        5 yrs          10 yrs
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 2,404.38     $ 5,082.40
--------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 2,476.41     $ 5,213.71
--------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 2,378.55     $ 5,035.02
--------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 2,450.74     $ 5,167.04
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 2,553.10     $ 5,352.25
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 2,399.22     $ 5,072.94
--------------------------------------------------------------------------------

D.   HYPOTHETICAL ILLUSTRATION+


VARIABLE DEFERRED ANNUITY
ACCUMULATOR PLUS
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
  GREATER OF 6% ROLL-UP OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH
    BENEFIT
  PROTECTION PLUS
  GUARANTEED MINIMUM INCOME BENEFIT



                                                        Greater of 6% Roll
                                                                up
                                                         to age 85 or the
                                                              Annual
                                                         Ratchet to age 85
                                                            Guaranteed
                                                           Minimum Death
                    Account Value        Cash Value           Benefit
                 ------------------- ------------------ -------------------
        Contract
  Age     Year       0%        6%       0%        6%        0%        6%
------ --------- --------- --------- -------- --------- --------- ---------
  60        1     104,000   104,000   96,000    96,000   100,000  100,000
  61        2      98,984   105,202   90,984    97,202   106,000  106,000
  62        3      94,067   106,355   87,067    99,355   112,360  112,360
  63        4      89,240   107,451   82,240   100,451   119,102  119,102
  64        5      84,495   108,484   78,495   102,484   126,248  126,248
  65        6      79,824   109,447   74,824   104,447   133,823  133,823
  66        7      75,218   110,334   71,218   106,334   141,852  141,852
  67        8      70,669   111,136   67,669   108,136   150,363  150,363
  68        9      66,169   111,844   66,169   111,844   159,385  159,385
  69       10      61,709   112,451   61,709   112,451   168,948  168,948
  74       15      39,646   113,585   39,646   113,585   226,090  226,090
  79       20      17,157   110,395   17,157   110,395   302,560  302,560
  84       25           0   100,820        0   100,820         0  404,893
  89       30           0    97,093        0    97,093         0  429,187
  94       35           0    95,962        0    95,962         0  429,187
  95       36           0    95,719        0    95,719         0  429,187



                                     Lifetime Annual
                            Guaranteed Minimum Income Benefit
           Total Death     ------------------------------------
          Benefit with        Guaranteed       Hypothetical
         Protection Plus         Income            Income
       ------------------- ------------------ -----------------
  Age      0%        6%        0%       6%        0%       6%
------ --------- --------- --------- -------- --------- -------
  60    100,000  100,000      N/A      N/A       N/A      N/A
  61    108,400  108,400      N/A      N/A       N/A      N/A
  62    117,304  117,304      N/A      N/A       N/A      N/A
  63    126,742  126,742      N/A      N/A       N/A      N/A
  64    136,747  136,747      N/A      N/A       N/A      N/A
  65    147,352  147,352      N/A      N/A       N/A      N/A
  66    158,593  158,593      N/A      N/A       N/A      N/A
  67    170,508  170,508      N/A      N/A       N/A      N/A
  68    183,139  183,139      N/A      N/A       N/A      N/A
  69    196,527  196,527      N/A      N/A       N/A      N/A
  74    276,527  276,527    14,266   14,266    14,266   14,266
  79    383,584  383,584    20,393   20,393    20,393   20,393
  84          0  493,179         0   34,821         0   34,821
  89          0  517,472      N/A      N/A       N/A      N/A
  94          0  517,472      N/A      N/A       N/A      N/A
  95          0  517,472      N/A      N/A       N/A      N/A

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

+ The Example costs and Hypothetical Illustration investment results include charges, fees and/or expenses for EQ/Wells Fargo Montgomery Small Cap, which is being offered under a separate supplement.

E.   CHANGES OF OWNERSHIP

1. For NQ contracts only, in "Determining your contract's value," under "Termination of your contract," the following paragraph is added after the last paragraph in this section:

     Subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit option, Protection Plus death benefit, Guaranteed principal benefits, and/or Guaranteed withdrawal benefit ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However the Benefit will not terminate if the ownership of the contract is transferred to (i) a family member (as defined in the contract), (ii) a trust created for the benefit of a family member or members (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information.

2.   In "Contract features and benefits," please note the following changes:

     (i) Under "Guaranteed principal benefits," the following paragraph is added at the end of the second paragraph:

           If you elect the Guaranteed principal benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.

     (ii) Under "Guaranteed minimum income benefit option," the following paragraph is added after the end of the second paragraph:

           If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.

     (iii) Under "Guaranteed minimum death benefit," the following paragraph is added after the second paragraph:

           If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.

     (iv) Under "Principal Protector," the following paragraph is added after the second paragraph:

           If you elect the Guaranteed withdrawal benefit option described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.


F. TEMPORARY LIBERALIZATION PERIOD FOR ALLOCATIONS TO THE GUARANTEED INTEREST OPTION ("GIO")

Please note the following information is to be read in conjunction with the section "Self-directed allocation" in "Allocating your contributions" under "Contract features and benefits":

Except in the state of New York, the limit on allocations to the Guaranteed Interest Option which had been temporarily changed from 25% to 100% has been extended through April 18, 2005.

At the end of this liberalization period, the 25% limit on GIO contributions will be re-imposed, but customers may leave existing GIO assets in the GIO. This liberalization applies to new contributions only. Transfers to the GIO continue to be restricted as before.

If your instructions to us indicate an allocation percentage to the GIO that is greater than 25%, we will continue to honor that allocation until the end of the liberalization period. However, after the end of the liberalization period it will become an invalid allocation and we will no longer be able to honor it. This could cause a delay in crediting your subsequent contributions to the contract. Therefore, before making any new contributions on or after April 19, 2005, you should review your allocation instructions and ensure that your GIO allocation is 25% or less before sending your additional contributions.






                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

               Accumulator(R) Plus(SM) '04 Confirmation SOA Message

Great News! Except in the state of New York, you may continue to allocate 100% of new contributions to the GIO through April 18, 2005. Transfers into the GIO continue to be restricted as before. See your Accumulator(R) Plus(SM) prospectus for details on the transfer restrictions. To ensure that processing of subsequent contributions are not delayed after April 18, 2005, please ensure that your allocation instructions into the GIO do not exceed 25% after that time.

AXA Equitable Life Insurance Company

SUPPLEMENT DATED OCTOBER 25, 2004 TO THE MAY 1, 2004 PROSPECTUS FOR THE EQUITABLE ACCUMULATOR(R) ELITE(SM)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statement of Additional Information, dated May 1, 2004 as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.   NEW VARIABLE INVESTMENT OPTIONS

On or about October 25, 2004, subject to regulatory approval, we anticipate making available the following six new variable investment options. These options invest in corresponding portfolios of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.

-----------------------------------------------------------------------------------------------------------------------------------
 Portfolio Name                Portfolio Objective                                          Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY          Seeks long-term capital appreciation.                        o TCW Investment Management Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY INCOME   Seeks a combination of growth and income to achieve an       o Boston Advisors, Inc.
                              above-average and consistent total return.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH          Seeks to achieve capital appreciation.                       o Montag & Caldwell, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH AND      Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
 INCOME                       with income as a secondary consideration.                    (Americas) Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to achieve capital appreciation.                       o William D. Witter, Inc.
 GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to maximize capital appreciation.                      o Gabelli Asset Management Company
 VALUE
-----------------------------------------------------------------------------------------------------------------------------------

B.   FEE TABLE

The following is under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                       Total
                                                                                      Annual      Fee Waivers
                                                                        Underlying    Expenses       and/or
                                                                        Portfolio    (Before        Expense         Net
                                   Management      12b-1      Other     Fees and      Expense      Reimburse-   Total Annual
 Portfolio Name                      Fees          Fees    Expenses     Expenses     Limitation)      ments*       Expenses
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 0.80%         0.25%     0.09%          N/A       1.14%           0.00%       1.14%
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          0.75%         0.25%     0.28%          N/A       1.28%          (0.23)%      1.05%
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 0.75%         0.25%     0.09%          N/A       1.09%           0.00%       1.09%
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      0.75%         0.25%     0.23%          N/A       1.23%          (0.18)%      1.05%
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   1.00%         0.25%     0.18%          N/A       1.43%          (0.13)%      1.30%
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    0.80%         0.25%     0.08%          N/A       1.13%           0.00%       1.13%
-----------------------------------------------------------------------------------------------------------------------------------

  Expenses of the portfolio are based on the expenses of the portfolio's predecessor for the last fiscal year restated to reflect current fees.


* The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.0%" indicates that the expense limitation arrangement did not result in a waiver fee reimbursement. The Manager has entered into expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements, the Manager has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangements.


IM-04-13Supp (10/04)
Accum 04/New/Inforce Biz                                                  134235
180368v1                                                                  X00838

C.   EXAMPLE+

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purposes of this example of $1.60 per $10,000. Some of these features may not be available or may be different under your contract. The tables take into account the maximum fees and charges applicable to all contracts to which this Supplement applies, including any optional benefits charges, which may or may not be available under your contract.

The fixed maturity options, guaranteed interest option and special dollar cost averaging are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


-----------------------------------------------------------------------------------------------
                                                If you surrender your contract at the
                                                  end of the applicable time period
-----------------------------------------------------------------------------------------------
                                         1 yr          3 yrs          5 yrs          10 yrs
-----------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 1,263.83     $ 2,019.16     $ 2,413.00     $ 5,079.96
-----------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 1,278.52     $ 2,061.87     $ 2,481.73     $ 5,203.84
-----------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 1,258.58     $ 2,003.88     $ 2,388.36     $ 5,035.26
-----------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 1,273.28     $ 2,046.63     $ 2,457.23     $ 5,159.81
-----------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 1,294.27     $ 2,107.48     $ 2,554.89     $ 5,334.53
-----------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 1,262.78     $ 2,016.11     $ 2,408.08     $ 5,071.04
-----------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
                                                                                                 If you do not surrender
                                                                                                    your contract at
                                                If you annuitize at the end of the              the end of the applicable
                                                      applicable time period                           time period
-----------------------------------------------------------------------------------------------------------------------------
                                        1 yr         3 yrs          5 yrs          10 yrs         1 yr         3 yrs
-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 813.83     $ 1,769.16     $ 2,763.00     $ 5,429.96     $ 463.83     $ 1,419.16
-----------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 828.52     $ 1,811.87     $ 2,831.73     $ 5,553.84     $ 478.52     $ 1,461.87
-----------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 808.58     $ 1,753.88     $ 2,738.36     $ 5,385.26     $ 458.58     $ 1,403.88
-----------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 823.28     $ 1,796.63     $ 2,807.23     $ 5,509.81     $ 473.28     $ 1,446.63
-----------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 844.27     $ 1,857.48     $ 2,904.89     $ 5,684.53     $ 494.27     $ 1,507.48
-----------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 812.78     $ 1,766.11     $ 2,758.08     $ 5,421.04     $ 462.78     $ 1,416.11
-----------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                      If you do not surrender your
                                               contract at
                                        the end of the applicable
                                               time period
--------------------------------------------------------------------------------
                                          5 yrs          10 yrs
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 2,413.00     $ 5,079.96
--------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 2,481.73     $ 5,203.84
--------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 2,388.36     $ 5,035.26
--------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 2,457.23     $ 5,159.81
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 2,554.89     $ 5,334.53
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 2,408.08     $ 5,071.04
--------------------------------------------------------------------------------

D.   HYPOTHETICAL ILLUSTRATION+


VARIABLE DEFERRED ANNUITY
ACCUMULATOR ELITE
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
  GREATER OF 6% ROLL-UP OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH
    BENEFIT
  PROTECTION PLUS
  GUARANTEED MINIMUM INCOME BENEFIT



                                                        Greater of 6% Roll up
                                                          to age 85 or the
                                                              Annual
                                                         Ratchet to age 85
                                                            Guaranteed
                                                           Minimum Death
                    Account Value        Cash Value           Benefit
                 ------------------- ------------------ -------------------
        Contract
  Age     Year       0%        6%       0%        6%        0%        6%
------ --------- --------- --------- -------- --------- --------- ---------
  60        1     100,000   100,000   92,000    92,000   100,000  100,000
  61        2      94,977   100,956   87,977    93,956   106,000  106,000
  62        3      90,060   101,854   84,060    95,854   112,360  112,360
  63        4      85,240   102,688   80,240    97,688   119,102  119,102
  64        5      80,510   103,452   80,510   103,452   126,248  126,248
  65        6      75,860   104,139   75,860   104,139   133,823  133,823
  66        7      71,281   104,741   71,281   104,741   141,852  141,852
  67        8      66,765   105,250   66,765   105,250   150,363  150,363
  68        9      62,304   105,658   62,304   105,658   159,385  159,385
  69       10      57,888   105,956   57,888   105,956   168,948  168,948
  74       15      36,089   105,430   36,089   105,430   226,090  226,090
  79       20      14,000   100,385   14,000   100,385   302,560  302,560
  84       25           0    88,776        0    88,776         0  404,893
  89       30           0    82,843        0    82,843         0  429,187
  94       35           0    79,254        0    79,254         0  429,187
  95       36           0    78,487        0    78,487         0  429,187



                                     Lifetime Annual
                            Guaranteed Minimum Income Benefit
           Total Death     ------------------------------------
          Benefit with         Guaranteed       Hypothetical
         Protection Plus         Income            Income
       ------------------- ------------------ -----------------
  Age      0%        6%        0%       6%        0%       6%
------ --------- --------- --------- -------- --------- -------
  60    100,000  100,000      N/A      N/A       N/A      N/A
  61    108,400  108,400      N/A      N/A       N/A      N/A
  62    117,304  117,304      N/A      N/A       N/A      N/A
  63    126,742  126,742      N/A      N/A       N/A      N/A
  64    136,747  136,747      N/A      N/A       N/A      N/A
  65    147,352  147,352      N/A      N/A       N/A      N/A
  66    158,593  158,593      N/A      N/A       N/A      N/A
  67    170,508  170,508      N/A      N/A       N/A      N/A
  68    183,139  183,139      N/A      N/A       N/A      N/A
  69    196,527  196,527      N/A      N/A       N/A      N/A
  74    276,527  276,527    14,266   14,266    14,266   14,266
  79    383,584  383,584    20,393   20,393    20,393   20,393
  84          0  493,179         0   34,821         0   34,821
  89          0  517,472      N/A      N/A       N/A      N/A
  94          0  517,472      N/A      N/A       N/A      N/A
  95          0  517,472      N/A      N/A       N/A      N/A

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

+ The Example costs and Hypothetical Illustration investment results include charges, fees and/or expenses for EQ/Wells Fargo Montgomery Small Cap, which is being offered under a separate supplement.

E.   CHANGES OF OWNERSHIP

1. For NQ contracts only, in "Determining your contract's value," under "Termination of your contract," the following paragraph is added after the last paragraph in this section:

     Subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit option, Protection Plus death benefit, Guaranteed principal benefits, and/or Guaranteed withdrawal benefit ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However the Benefit will not terminate if the ownership of the contract is transferred to (i) a family member (as defined in the contract), (ii) a trust created for the benefit of a family member or members (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information.

2.   In "Contract features and benefits," please note the following changes:

     (i) Under "Guaranteed principal benefits," the following paragraph is added at the end of the second paragraph:

          If you elect the Guaranteed principal benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.

     (ii) Under "Guaranteed minimum income benefit option," the following paragraph is added after the end of the second paragraph:

          If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.

     (iii) Under "Guaranteed minimum death benefit," the following paragraph is added after the second paragraph:

          If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.

     (iv) Under "Principal Protector," the following paragraph is added after the second paragraph:

          If you elect the Guaranteed withdrawal benefit option described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.






                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED OCTOBER 25, 2004 TO THE MAY 1, 2004 PROSPECTUS FOR THE EQUITABLE ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statement of Additional Information, dated May 1, 2004 as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.   NEW VARIABLE INVESTMENT OPTIONS

On or about October 25, 2004, subject to regulatory approval, we anticipate making available the following six new variable investment options. These options invest in corresponding portfolios of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.

------------------------------------------------------------------------------------------------------------------------------------
 Portfolio Name                Portfolio Objective                                          Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY          Seeks long-term capital appreciation.                        o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY INCOME   Seeks a combination of growth and income to achieve an       o Boston Advisors, Inc.
                              above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH          Seeks to achieve capital appreciation.                       o Montag & Caldwell, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH AND      Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
 INCOME                       with income as a secondary consideration.                      (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to achieve capital appreciation.                       o William D. Witter, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to maximize capital appreciation.                      o Gabelli Asset Management Company
 VALUE
------------------------------------------------------------------------------------------------------------------------------------

B.   FEE TABLE

The following is under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Total
                                                                                      Annual      Fee Waivers
                                                                       Underlying     Expenses       and/or
                                                                        Portfolio     (Before       Expense         Net
                                  Management       12b-1      Other     Fees and      Expense      Reimburse-   Total Annual
 Portfolio Name                      Fees          Fees    Expenses     Expenses     Limitation)      ments*       Expenses
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 0.80%         0.25%     0.09%          N/A       1.14%           0.00%       1.14%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          0.75%         0.25%     0.28%          N/A       1.28%          (0.23)%      1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 0.75%         0.25%     0.09%          N/A       1.09%           0.00%       1.09%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      0.75%         0.25%     0.23%          N/A       1.23%          (0.18)%      1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   1.00%         0.25%     0.18%          N/A       1.43%          (0.13)%      1.30%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    0.80%         0.25%     0.08%          N/A       1.13%           0.00%       1.13%
------------------------------------------------------------------------------------------------------------------------------------

Expenses of the portfolio are based on the expenses of the portfolio's predecessor for the last fiscal year restated to reflect current fees.


* The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.0%" indicates that the expense limitation arrangement did not result in a waiver fee reimbursement. The Manager has entered into expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements, the Manager has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangements.


IM-04-14Supp (10/04)
Accum 04/New/Inforce Biz                                          134239 (10/04)
180368v1                                                                  X00839

C.   EXAMPLE+

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purposes of this example of $1.10 per $10,000. Some of these features may not be available or may be different under your contract. The tables take into account the maximum fees and charges applicable to all contracts to which this Supplement applies, including any optional benefits charges, which may or may not be available under your contract.

The fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging are not covered by the example. However, the annual administrative charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


------------------------------------------------------------------------------------------------
                                               If you surrender your contract at the
                                                 end of the applicable time period
------------------------------------------------------------------------------------------------
                                        1 yr         3 yrs          5 yrs          10 yrs
------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 468.57     $ 1,432.95     $ 2,435.22     $ 5,120.12
------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 483.27     $ 1,475.62     $ 2,503.81     $ 5,243.41
------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 463.32     $ 1,417.68     $ 2,410.62     $ 5,075.64
------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 478.02     $ 1,460.39     $ 2,479.36     $ 5,199.59
------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 499.01     $ 1,521.19     $ 2,576.83     $ 5,373.48
------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 467.52     $ 1,429.90     $ 2,430.30     $ 5,111.24
------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 If you do not surrender
                                                                                                    your contract at
                                                If you annuitize at the end of the              the end of the applicable
                                                      applicable time period                           time period
-----------------------------------------------------------------------------------------------------------------------------------
                                        1 yr         3 yrs          5 yrs          10 yrs         1 yr         3 yrs
-----------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 818.57     $ 1,782.95     $ 2,785.22     $ 5,470.12     $ 468.57     $ 1,432.95
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 833.27     $ 1,825.62     $ 2,853.81     $ 5,593.41     $ 483.27     $ 1,475.62
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 813.32     $ 1,767.68     $ 2,760.62     $ 5,425.64     $ 463.32     $ 1,417.68
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 828.02     $ 1,810.39     $ 2,829.36     $ 5,549.59     $ 478.02     $ 1,460.39
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 849.01     $ 1,871.19     $ 2,926.83     $ 5,723.48     $ 499.01     $ 1,521.19
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 817.52     $ 1,779.90     $ 2,780.30     $ 5,461.24     $ 467.52     $ 1,429.90
-----------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                      If you do not surrender your
                                              contract at
                                     the end of the applicable time
                                                 period
--------------------------------------------------------------------------------
                                        5 yrs          10 yrs
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 2,435.22     $ 5,120.12
--------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 2,503.81     $ 5,243.41
--------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 2,410.62     $ 5,075.64
--------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 2,479.36     $ 5,199.59
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 2,576.83     $ 5,373.48
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 2,430.30     $ 5,111.24
--------------------------------------------------------------------------------

D.   HYPOTHETICAL ILLUSTRATION+


VARIABLE DEFERRED ANNUITY
ACCUMULATOR SELECT
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
  GREATER OF 6% ROLL-UP OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH
    BENEFIT
  PROTECTION PLUS
  GUARANTEED MINIMUM INCOME BENEFIT



                                                         Greater of 6% Roll
                                                                 up
                                                          to age 85 or the
                                                               Annual
                                                          Ratchet to age 85
                                                             Guaranteed
                                                            Minimum Death
                    Account Value        Cash Value            Benefit
                 ------------------- ------------------- -------------------
        Contract
  Age     Year       0%        6%        0%        6%        0%        6%
------ --------- --------- --------- --------- --------- --------- ---------
  60        1     100,000   100,000   100,000   100,000   100,000  100,000
  61        2      94,927   100,906    94,927   100,906   106,000  106,000
  62        3      89,965   101,753    89,965   101,753   112,360  112,360
  63        4      85,104   102,534    85,104   102,534   119,102  119,102
  64        5      80,336   103,243    80,336   103,243   126,248  126,248
  65        6      75,652   103,874    75,652   103,874   133,823  133,823
  66        7      71,044   104,418    71,044   104,418   141,852  141,852
  67        8      66,501   104,868    66,501   104,868   150,363  150,363
  68        9      62,016   105,215    62,016   105,215   159,385  159,385
  69       10      57,580   105,451    57,580   105,451   168,948  168,948
  74       15      35,722   104,589    35,722   104,589   226,090  226,090
  79       20      13,634    99,176    13,634    99,176   302,560  302,560
  84       25           0    87,174         0    87,174         0  404,893
  89       30           0    80,832         0    80,832         0  429,187
  94       35           0    76,796         0    76,796         0  429,187
  95       36           0    75,934         0    75,934         0  429,187



                                     Lifetime Annual
                            Guaranteed Minimum Income Benefit
           Total Death     ------------------------------------
          Benefit with         Guaranteed       Hypothetical
         Protection Plus         Income            Income
       ------------------- ------------------ -----------------
  Age      0%        6%        0%       6%        0%       6%
------ --------- --------- --------- -------- --------- -------
  60    100,000  100,000      N/A      N/A       N/A      N/A
  61    108,400  108,400      N/A      N/A       N/A      N/A
  62    117,304  117,304      N/A      N/A       N/A      N/A
  63    126,742  126,742      N/A      N/A       N/A      N/A
  64    136,747  136,747      N/A      N/A       N/A      N/A
  65    147,352  147,352      N/A      N/A       N/A      N/A
  66    158,593  158,593      N/A      N/A       N/A      N/A
  67    170,508  170,508      N/A      N/A       N/A      N/A
  68    183,139  183,139      N/A      N/A       N/A      N/A
  69    196,527  196,527      N/A      N/A       N/A      N/A
  74    276,527  276,527    14,266   14,266    14,266   14,266
  79    383,584  383,584    20,393   20,393    20,393   20,393
  84          0  493,179         0   34,821         0   34,821
  89          0  517,472      N/A      N/A       N/A      N/A
  94          0  517,472      N/A      N/A       N/A      N/A
  95          0  517,472      N/A      N/A       N/A      N/A

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

+ The Example costs and Hypothetical Illustration investment results include charges, fees and/or expenses for EQ/Wells Fargo Montgomery Small Cap, which is being offered under a separate supplement.

E.   CHANGES OF OWNERSHIP

1. For NQ contracts only, in "Determining your contract's value," under "Termination of your contract," the following paragraph is added after the last paragraph in this section:

     Subject to regulatory approval if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit option, Protection Plus death benefit, Guaranteed principal benefits, and/or Guaranteed withdrawal benefit ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However the Benefit will not terminate if the ownership of the contract is transferred to (i) a family member (as defined in the contract), (ii) a trust created for the benefit of a family member or members (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information.

2.   In "Contract features and benefits," please note the following changes:

     (i) Under "Guaranteed principal benefits," the following paragraph is added at the end of the second paragraph:

           If you elect the Guaranteed principal benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.

     (ii) Under "Guaranteed minimum income benefit option," the following paragraph is added after the end of the second paragraph:

           If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.

     (iii) Under "Guaranteed minimum death benefit," the following paragraph is added after the second paragraph:

           If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.

     (iv) Under "Principal Protector," the following paragraph is added after the second paragraph:

           If you elect the Guaranteed withdrawal benefit option described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.






                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED OCTOBER 25, 2004 TO THE MAY 1, 2004 PROSPECTUS FOR THE EQUITABLE ACCUMULATOR(R)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statement of Additional Information, dated May 1, 2004 as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.   NEW VARIABLE INVESTMENT OPTIONS

On or about October 25, 2004, subject to regulatory approval, we anticipate making available the following six new variable investment options. These options invest in corresponding portfolios of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.

------------------------------------------------------------------------------------------------------------------------------------
 Portfolio Name                Portfolio Objective                                          Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY          Seeks long-term capital appreciation.                        o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY INCOME   Seeks a combination of growth and income to achieve an       o Boston Advisors, Inc.
                              above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH          Seeks to achieve capital appreciation.                       o Montag & Caldwell, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH AND      Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
 INCOME                       with income as a secondary consideration.                      (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to achieve capital appreciation.                       o William D. Witter, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to maximize capital appreciation.                      o Gabelli Asset Management Company
 VALUE
------------------------------------------------------------------------------------------------------------------------------------

B.   FEE TABLE

The following is under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Total
                                                                                          Annual      Fee Waivers
                                                                          Underlying     Expenses       and/or
                                                                          Portfolio      (Before       Expense           Net
                                     Management    12b-1     Other         Fees and      Expense      Reimburse-   Total Annual
 Portfolio Name                         Fees       Fees     Expenses       Expenses     Limitation)      ments*       Expenses
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 0.80%         0.25%     0.09%          N/A           1.14%          0.00%         1.14%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          0.75%         0.25%     0.28%          N/A           1.28%         (0.23)%        1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 0.75%         0.25%     0.09%          N/A           1.09%          0.00%         1.09%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      0.75%         0.25%     0.23%          N/A           1.23%         (0.18)%        1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   1.00%         0.25%     0.18%          N/A           1.43%         (0.13)%        1.30%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    0.80%         0.25%     0.08%          N/A           1.13%          0.00%         1.13%
------------------------------------------------------------------------------------------------------------------------------------

Expenses of the portfolio are based on the expenses of the portfolio's predecessor for the last fiscal year restated to reflect current fees.


* The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.0%" indicates that the expense limitation arrangement did not result in a waiver fee reimbursement. The Manager has entered into expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements, the Manager has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangements.


IM-04-14 Supp (10/04)                                           134242 (10/04)
Accum Non-04/New Biz                                                    x00815

C.   EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purposes of this example of $2.10 per $10,000. Some of these features may not be available or may be different under your contract. The tables take into account the maximum fees and charges applicable to all contracts to which this Supplement applies, including any optional benefits charges, which may or may not be available under your contract.

The fixed maturity options, guaranteed interest option and special dollar cost averaging are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


--------------------------------------------------------------------------------------------------
                                                If you surrender your contract at the
                                                  end of the applicable time period
--------------------------------------------------------------------------------------------------
                                        1 yr          3 yrs          5 yrs          10 yrs
--------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 1,111.80     $ 1,866.11     $ 2,663.40     $ 4,612.16
--------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 1,126.49     $ 1,909.25     $ 2,733.57     $ 4,742.45
--------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 1,106.55     $ 1,850.67     $ 2,638.24     $ 4,565.16
--------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 1,121.24     $ 1,893.86     $ 2,708.56     $ 4,696.14
--------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 1,142.24     $ 1,955.32     $ 2,808.27     $ 4,879.91
--------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 1,110.75     $ 1,863.02     $ 2,658.38     $ 4,602.78
--------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 If you do not surrender
                                                                                                    your contract at
                                                If you annuitize at the end of the              the end of the applicable
                                                      applicable time period                           time period
------------------------------------------------------------------------------------------------------------------------------------
                                        1 yr         3 yrs          5 yrs          10 yrs         1 yr         3 yrs
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 761.80     $ 1,616.11     $ 2,513.40     $ 4,962.16     $ 411.80     $ 1,266.11
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 776.49     $ 1,659.25     $ 2,583.57     $ 5,092.45     $ 426.49     $ 1,309.25
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 756.55     $ 1,600.67     $ 2,488.24     $ 4,915.16     $ 406.55     $ 1,250.67
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 771.24     $ 1,643.86     $ 2,558.56     $ 5,046.14     $ 421.24     $ 1,293.86
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 792.24     $ 1,705.32     $ 2,658.27     $ 5,229.91     $ 442.24     $ 1,355.32
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 760.75     $ 1,613.02     $ 2,508.38     $ 4,952.78     $ 410.75     $ 1,263.02
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                      If you do not surrender your
                                              contract at
                                     the end of the applicable time
                                                 period
--------------------------------------------------------------------------------
                                        5 yrs          10 yrs
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 2,163.40     $ 4,612.16
--------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 2,233.57     $ 4,742.45
--------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 2,138.24     $ 4,565.16
--------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 2,208.56     $ 4,696.14
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 2,308.27     $ 4,879.91
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 2,158.38     $ 4,602.78
--------------------------------------------------------------------------------

D.   HYPOTHETICAL ILLUSTRATION


VARIABLE DEFERRED ANNUITY
ACCUMULATOR
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
  GREATER OF 6% ROLL-UP AND THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM
    DEATH BENEFIT
  PROTECTION PLUS
  LIVING BENEFIT



                                                      Greater of 6% Roll
                                                              up
                                                       to age 85 and the
                                                            Annual
                                                       Ratchet to age 85                        Lifetime Annual Living Benefit
                                                          Guaranteed         Total Death     ------------------------------------
                                                           Minimum           Benefit with       Guaranteed       Hypothetical
                  Account Value        Cash Value       Death Benefit      Protection Plus        Income            Income
               ------------------- ------------------ -------------------  ----------------- ------------------ -----------------
        Policy
  Age    Year      0%        6%       0%        6%        0%        6%        0%        6%      0%       6%        0%       6%
------ ------- --------- --------- -------- --------- --------- ---------  --------- ------- --------- -------- --------- -------
  60       1    100,000  100,000    93,000    93,000   100,000  100,000    100,000  100,000      N/A      N/A       N/A      N/A
  61       2     95,478  101,457    88,478    94,457   106,000  106,000    108,400  108,400      N/A      N/A       N/A      N/A
  62       3     91,027  102,878    85,027    96,878   112,360  112,360    117,304  117,304      N/A      N/A       N/A      N/A
  63       4     86,640  104,256    80,640    98,256   119,102  119,102    126,742  126,742      N/A      N/A       N/A      N/A
  64       5     82,309  105,587    77,309   100,587   126,248  126,248    136,747  136,747      N/A      N/A       N/A      N/A
  65       6     78,028  106,862    75,028   103,862   133,823  133,823    147,352  147,352      N/A      N/A       N/A      N/A
  66       7     73,790  108,077    72,790   107,077   141,852  141,852    158,593  158,593      N/A      N/A       N/A      N/A
  67       8     69,588  109,222    69,588   109,222   150,363  150,363    170,508  170,508      N/A      N/A       N/A      N/A
  68       9     65,414  110,290    65,414   110,290   159,385  159,385    183,139  183,139      N/A      N/A       N/A      N/A
  69      10     61,261  111,273    61,261   111,273   168,948  168,948    196,527  196,527      N/A      N/A       N/A      N/A
  74      15     40,478  114,555    40,478   114,555   226,090  226,090    276,527  276,527    14,266   14,266    14,266   14,266
  79      20     18,924  113,997    18,924   113,997   302,560  302,560    383,584  383,584    20,393   20,393    20,393   20,393
  84      25          0  107,585         0   107,585         0  404,893          0  493,179         0   34,821         0   34,821
  89      30          0  106,624         0   106,624         0  429,187          0  517,472      N/A      N/A       N/A      N/A
  94      35          0  108,392         0   108,392         0  429,187          0  517,472      N/A      N/A       N/A      N/A
  95      36          0  108,775         0   108,775         0  429,187          0  517,472      N/A      N/A       N/A      N/A

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


E.   CHANGES OF OWNERSHIP

1. For NQ contracts only, in "Determining your contract's value," under "Termination of your contract," the following paragraph is added after the last paragraph in this section:

    Subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Living Benefit option and/or Protection Plus death benefit ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However the Benefit will not terminate if the ownership of the contract is transferred to (i) a family member (as defined in the contract), (ii) a trust created for the benefit of a family member or members (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information.

2.  In "Contract features and benefits," please note the following changes:

    (i) Under "Living Benefit option," the following paragraph is added after the end of the second paragraph:

         If you elect the Living Benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.

    (ii) Under "Guaranteed minimum death benefit," the following paragraph is added after the second paragraph:

         If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.










                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED OCTOBER 25, 2004 TO THE MAY 1, 2004 PROSPECTUS FOR THE EQUITABLE ACCUMULATOR(R) PLUS(SM)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statement of Additional Information, dated May 1, 2004 as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.   NEW VARIABLE INVESTMENT OPTIONS

On or about October 25, 2004, subject to regulatory approval, we anticipate making available the following six new variable investment options. These options invest in corresponding portfolios of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.


------------------------------------------------------------------------------------------------------------------------------------
 Portfolio Name                Portfolio Objective                                          Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY          Seeks long-term capital appreciation.                        o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY INCOME   Seeks a combination of growth and income to achieve an       o Boston Advisors, Inc.
                              above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH          Seeks to achieve capital appreciation.                       o Montag & Caldwell, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH AND      Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
 INCOME                       with income as a secondary consideration.                      (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to achieve capital appreciation.                       o William D. Witter, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to maximize capital appreciation.                      o Gabelli Asset Management Company
 VALUE
------------------------------------------------------------------------------------------------------------------------------------

B.   FEE TABLE

The following is under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Total
                                                                                       Annual      Fee Waivers
                                                                       Underlying     Expenses       and/or
                                                                       Portfolio      (Before       Expense         Net
                                   Management     12b-1     Other      Fees and       Expense      Reimburse-   Total Annual
 Portfolio Name                      Fees         Fees    Expenses     Expenses      Limitation)      ments*       Expenses
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 0.80%         0.25%     0.09%        N/A           1.14%          0.00%       1.14%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          0.75%         0.25%     0.28%        N/A           1.28%         (0.23)%      1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 0.75%         0.25%     0.09%        N/A           1.09%          0.00%       1.09%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      0.75%         0.25%     0.23%        N/A           1.23%         (0.18)%      1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   1.00%         0.25%     0.18%        N/A           1.43%         (0.13)%      1.30%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    0.80%         0.25%     0.08%        N/A           1.13%          0.00%       1.13%
------------------------------------------------------------------------------------------------------------------------------------

Expenses of the portfolio are based on the expenses of the portfolio's predecessor for the last fiscal year restated to reflect current fees.


* The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.0%" indicates that the expense limitation did not result in a waiver fee reimbursement. The Manager has entered into expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements, the Manager has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangements.


IM-04-16 Supp (10/04)                                           134238 (10/04)
Accum Non-04/New Biz                                                    x00813

C.   EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purposes of this example of $1.60 per $10,000. Some of these features may not be available or may be different under your contract. The tables take into account the maximum fees and charges applicable to all contracts to which this Supplement applies, including any optional benefits charges, which may or may not be available under your contract.

The fixed maturity options and guaranteed interest option are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


-----------------------------------------------------------------------------------------------------
                                                If you surrender your contract at the
                                                  end of the applicable time period
-----------------------------------------------------------------------------------------------------
                                        1 yr          3 yrs          5 yrs          10 yrs
-----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 1,244.52     $ 2,063.56     $ 2,924.56     $ 4,926.57
-----------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 1,259.77     $ 2,108.23     $ 2,996.96     $ 5,059.66
-----------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 1,239.12     $ 2,047.63     $ 2,898.64     $ 4,878.60
-----------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 1,254.31     $ 2,092.28     $ 2,971.15     $ 5,012.35
-----------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 1,276.15     $ 2,155.98     $ 3,074.07     $ 5,200.10
-----------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 1,243.44     $ 2,060.38     $ 2,919.38     $ 4,917.00
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 If you do not surrender
                                                                                                    your contract at
                                                If you annuitize at the end of the              the end of the applicable
                                                      applicable time period                           time period
-----------------------------------------------------------------------------------------------------------------------------------
                                       1 yr         3 yrs          5 yrs          10 yrs         1 yr         3 yrs
-----------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 794.52     $ 1,713.56     $ 2,674.56     $ 5,276.57     $ 444.52     $ 1,363.56
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 809.77     $ 1,758.23     $ 2,746.96     $ 5,409.66     $ 459.77     $ 1,408.23
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 789.12     $ 1,697.63     $ 2,648.64     $ 5,228.60     $ 439.12     $ 1,347.63
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 804.31     $ 1,742.28     $ 2,721.15     $ 5,362.35     $ 454.31     $ 1,392.28
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 826.15     $ 1,805.98     $ 2,824.07     $ 5,550.10     $ 476.15     $ 1,455.98
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 793.44     $ 1,710.38     $ 2,669.38     $ 5,267.00     $ 443.44     $ 1,360.38
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                         If you do not surrender
                                              your contract at
                                        the end of the applicable
                                              time period
--------------------------------------------------------------------------------
                                       5 yrs          10 yrs
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 2,324.56     $ 4,926.57
--------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 2,396.96     $ 5,059.66
--------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 2,298.64     $ 4,878.60
--------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 2,371.15     $ 5,012.35
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 2,474.07     $ 5,200.10
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 2,319.38     $ 4,917.00
--------------------------------------------------------------------------------

D.   HYPOTHETICAL ILLUSTRATION


VARIABLE DEFERRED ANNUITY
ACCUMULATOR PLUS
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
  GREATER OF 6% ROLL-UP OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH
     BENEFIT
  PROTECTION PLUS
  LIVING BENEFIT



                                                        Greater of 6% Roll
                                                                up
                                                         to age 85 or the
                                                              Annual
                                                         Ratchet to age 85
                                                            Guaranteed
                                                           Minimum Death
                    Account Value        Cash Value           Benefit
                 ------------------- ------------------ -------------------
        Contract
  Age     Year       0%        6%       0%        6%        0%        6%
------ --------- --------- --------- -------- --------- --------- ---------
  60        1     104,000  104,000    96,000    96,000   104,000  104,000
  61        2      99,090  105,308    91,090    97,308   110,240  110,240
  62        3      94,270  106,570    87,270    99,570   116,854  116,854
  63        4      89,532  107,780    82,532   100,780   123,866  123,866
  64        5      84,869  108,931    78,869   102,931   131,298  131,298
  65        6      80,271  110,017    75,271   105,017   139,175  139,175
  66        7      75,732  111,030    71,732   107,030   147,526  147,526
  67        8      71,244  111,962    68,244   108,962   156,378  156,378
  68        9      66,797  112,805    66,797   112,805   165,760  165,760
  69       10      62,385  113,551    62,385   113,551   175,706  175,706
  74       15      40,477  115,446    40,477   115,446   235,134  235,134
  79       20      18,021  113,123    18,021   113,123   314,662  314,662
  84       25           0  104,511         0   104,511         0  421,089
  89       30           0  101,372         0   101,372         0  446,355
  94       35           0  100,775         0   100,775         0  446,355
  95       36           0  100,646         0   100,646         0  446,355



                              Lifetime Annual Living Benefit
           Total Death     ------------------------------------
          Benefit with         Guaranteed       Hypothetical
         Protection Plus         Income            Income
       ------------------- ------------------ -----------------
  Age      0%        6%        0%       6%        0%       6%
------ --------- --------- --------- -------- --------- -------
  60    104,000  104,000      N/A      N/A       N/A      N/A
  61    114,336  114,336      N/A      N/A       N/A      N/A
  62    123,596  123,596      N/A      N/A       N/A      N/A
  63    133,412  133,412      N/A      N/A       N/A      N/A
  64    143,817  143,817      N/A      N/A       N/A      N/A
  65    154,846  154,846      N/A      N/A       N/A      N/A
  66    166,536  166,536      N/A      N/A       N/A      N/A
  67    178,929  178,929      N/A      N/A       N/A      N/A
  68    192,064  192,064      N/A      N/A       N/A      N/A
  69    205,988  205,988      N/A      N/A       N/A      N/A
  74    289,188  289,188    14,837   14,837    14,837   14,837
  79    400,527  400,527    21,208   21,208    21,208   21,208
  84          0  514,506         0   36,214         0   36,214
  89          0  539,771      N/A      N/A       N/A      N/A
  94          0  539,771      N/A      N/A       N/A      N/A
  95          0  539,771      N/A      N/A       N/A      N/A

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


E.   CHANGES OF OWNERSHIP

1. For NQ contracts only, in "Determining your contract's value," under "Termination of your contract," the following paragraph is added after the last paragraph in this section:

   Subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Living Benefit option and/or Protection Plus death benefit ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However the Benefit will not terminate if the ownership of the contract is transferred to
   (i) a family member (as defined in the contract), (ii) a trust created for the benefit of a family member or members (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information.

2. In "Contract features and benefits," please note the following changes:

   (i) Under "Living Benefit option," the following paragraph is added after the end of the second paragraph:

        If you elect the Living Benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.

   (ii) Under "Guaranteed minimum death benefit," the following paragraph is added after the second paragraph:

     If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.









                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED OCTOBER 25, 2004 TO THE MAY 1, 2004 PROSPECTUS FOR THE EQUITABLE ACCUMULATOR(R) ELITE(SM)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statement of Additional Information, dated May 1, 2004 as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.   NEW VARIABLE INVESTMENT OPTIONS

On or about October 25, 2004, subject to regulatory approval, we anticipate making available the following six new variable investment options. These options invest in corresponding portfolios of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.

------------------------------------------------------------------------------------------------------------------------------------
 Portfolio Name                Portfolio Objective                                          Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY          Seeks long-term capital appreciation.                        o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY INCOME   Seeks a combination of growth and income to achieve an       o Boston Advisors, Inc.
                              above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH          Seeks to achieve capital appreciation.                       o Montag & Caldwell, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH AND      Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
 INCOME                       with income as a secondary consideration.                      (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to achieve capital appreciation.                       o William D. Witter, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to maximize capital appreciation.                      o Gabelli Asset Management Company
 VALUE
------------------------------------------------------------------------------------------------------------------------------------

B.   FEE TABLE

The following is under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Total
                                                                                          Annual     Fee Waivers
                                                                         Underlying      Expenses      and/or
                                                                         Portfolio       (Before       Expense         Net
                                     Management    12b-1     Other        Fees and       Expense      Reimburse-   Total Annual
 Portfolio Name                       Fees         Fees    Expenses       Expenses     Limitation)      ments*       Expenses
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 0.80%         0.25%     0.09%          N/A           1.14%         0.00%          1.14%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          0.75%         0.25%     0.28%          N/A           1.28%        (0.23)%         1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 0.75%         0.25%     0.09%          N/A           1.09%         0.00%          1.09%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      0.75%         0.25%     0.23%          N/A           1.23%        (0.18)%         1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   1.00%         0.25%     0.18%          N/A           1.43%        (0.13)%         1.30%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    0.80%         0.25%     0.08%          N/A           1.13%         0.00%          1.13%
------------------------------------------------------------------------------------------------------------------------------------

Expenses of the portfolio are based on the expenses of the portfolio's predecessor for the last fiscal year restated to reflect current fees.


* The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.0%" indicates that the expense limitation arrangement did not result in a waiver fee reimbursement. The Manager has entered into expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements, the Manager has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangements.


IM-04-17 Supp (10/04)                                           134232 (10/04)
Accum non-04/New Biz                                                    x00817

C.   EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purposes of this example of $1.60 per $10,000. Some of these features may not be available or may be different under your contract. The tables take into account the maximum fees and charges applicable to all contracts to which this Supplement applies, including any optional benefits charges, which may or may not be available under your contract.

The fixed maturity options, guaranteed interest option and special dollar cost averaging are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


-------------------------------------------------------------------------------------------------
                                                If you surrender your contract at the
                                                  end of the applicable time period
-------------------------------------------------------------------------------------------------
                                         1 yr          3 yrs          5 yrs          10 yrs
-------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 1,253.28     $ 1,987.54     $ 2,360.34     $ 4,974.98
-------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 1,267.98     $ 2,030.31     $ 2,429.30     $ 5,099.92
-------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 1,248.03     $ 1,972.23     $ 2,335.61     $ 4,929.90
-------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 1,262.73     $ 2,015.05     $ 2,404.72     $ 5,055.51
-------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 1,283.72     $ 2,076.00     $ 2,502.72     $ 5,231.73
-------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 1,252.23     $ 1,984.48     $ 2,355.40     $ 4,965.98
-------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 If you do not surrender
                                                                                                    your contract at
                                                If you annuitize at the end of the              the end of the applicable
                                                      applicable time period                           time period
----------------------------------------------------------------------------------------------------------------------------------
                                        1 yr         3 yrs          5 yrs          10 yrs         1 yr         3 yrs
----------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 803.28     $ 1,737.54     $ 2,710.34     $ 5,324.98     $ 453.28     $ 1,387.54
----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 817.98     $ 1,780.31     $ 2,779.30     $ 5,449.92     $ 467.98     $ 1,430.31
----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 798.03     $ 1,722.23     $ 2,685.61     $ 5,279.90     $ 448.03     $ 1,372.23
----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 812.73     $ 1,765.05     $ 2,754.72     $ 5,405.51     $ 462.73     $ 1,415.05
----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 833.72     $ 1,826.00     $ 2,852.72     $ 5,581.73     $ 483.72     $ 1,476.00
----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 802.23     $ 1,734.48     $ 2,705.40     $ 5,315.98     $ 452.23     $ 1,384.48
----------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                      If you do not surrender your
                                              contract at
                                     the end of the applicable time
                                                 period
--------------------------------------------------------------------------------
                                        5 yrs          10 yrs
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 2,360.34     $ 4,974.98
--------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 2,429.30     $ 5,099.92
--------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 2,335.61     $ 4,929.90
--------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 2,404.72     $ 5,055.51
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 2,502.72     $ 5,231.73
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 2,355.40     $ 4,965.98
--------------------------------------------------------------------------------

D.   HYPOTHETICAL ILLUSTRATION


VARIABLE DEFERRED ANNUITY
ACCUMULATOR ELITE
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
  GREATER OF 6% ROLL-UP OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH
    BENEFIT
  PROTECTION PLUS
  LIVING BENEFIT



                                                        Greater of 6% Roll
                                                                up
                                                         to age 85 or the
                                                              Annual
                                                         Ratchet to age 85
                                                            Guaranteed
                                                           Minimum Death
                    Account Value        Cash Value           Benefit
                 ------------------- ------------------ -------------------
        Contract
  Age     Year       0%        6%       0%        6%        0%        6%
------ --------- --------- --------- -------- --------- --------- ---------
  60        1     100,000   100,000   92,000    92,000   100,000  100,000
  61        2      95,080   101,059   88,080    94,059   106,000  106,000
  62        3      90,262   102,066   84,262    96,066   112,360  112,360
  63        4      85,540   103,015   80,540    98,015   119,102  119,102
  64        5      80,904   103,901   80,904   103,901   126,248  126,248
  65        6      76,347   104,717   76,347   104,717   133,823  133,823
  66        7      71,859   105,455   71,859   105,455   141,852  141,852
  67        8      67,433   106,108   67,433   106,108   150,363  150,363
  68        9      63,060   106,669   63,060   106,669   159,385  159,385
  69       10      58,732   107,127   58,732   107,127   168,948  168,948
  74       15      37,374   107,548   37,374   107,548   226,090  226,090
  79       20      15,761   103,739   15,761   103,739   302,560  302,560
  84       25           0    93,735        0    93,735         0  404,893
  89       30           0    88,866        0    88,866         0  429,187
  94       35           0    86,225        0    86,225         0  429,187
  95       36           0    85,660        0    85,660         0  429,187



                              Lifetime Annual Living Benefit
           Total Death     ------------------------------------
          Benefit with         Guaranteed       Hypothetical
         Protection Plus         Income            Income
       ------------------- ------------------ -----------------
  Age      0%        6%        0%       6%        0%       6%
------ --------- --------- --------- -------- --------- -------
  60    100,000  100,000      N/A      N/A       N/A      N/A
  61    108,400  108,400      N/A      N/A       N/A      N/A
  62    117,304  117,304      N/A      N/A       N/A      N/A
  63    126,742  126,742      N/A      N/A       N/A      N/A
  64    136,747  136,747      N/A      N/A       N/A      N/A
  65    147,352  147,352      N/A      N/A       N/A      N/A
  66    158,593  158,593      N/A      N/A       N/A      N/A
  67    170,508  170,508      N/A      N/A       N/A      N/A
  68    183,139  183,139      N/A      N/A       N/A      N/A
  69    196,527  196,527      N/A      N/A       N/A      N/A
  74    276,527  276,527    14,266   14,266    14,266   14,266
  79    383,584  383,584    20,393   20,393    20,393   20,393
  84          0  493,179         0   34,821         0   34,821
  89          0  517,472      N/A      N/A       N/A      N/A
  94          0  517,472      N/A      N/A       N/A      N/A
  95          0  517,472      N/A      N/A       N/A      N/A

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


E.   CHANGES OF OWNERSHIP

1. For NQ contracts only, in "Determining your contract's value," under "Termination of your contract," the following paragraph is added after the last paragraph in this section:

    Subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Living Benefit option and/or Protection Plus death benefit ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However the Benefit will not terminate if the ownership of the contract is transferred to (i) a family member (as defined in the contract), (ii) a trust created for the benefit of a family member or members (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information.

2.  In "Contract features and benefits," please note the following changes:

    (i) Under "Living Benefit option," the following paragraph is added after the end of the second paragraph:

         If you elect the Living Benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.

    (ii) Under "Guaranteed minimum death benefit," the following paragraph is added after the second paragraph:

         If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.











                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED OCTOBER 25, 2004 TO THE MAY 1, 2004 PROSPECTUS FOR THE EQUITABLE ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statement of Additional Information, dated May 1, 2004 as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.   NEW VARIABLE INVESTMENT OPTIONS

On or about October 25, 2004, subject to regulatory approval, we anticipate making available the following six new variable investment options. These options invest in corresponding portfolios of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.

------------------------------------------------------------------------------------------------------------------------------------
 Portfolio Name                Portfolio Objective                                          Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY          Seeks long-term capital appreciation.                        o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY INCOME   Seeks a combination of growth and income to achieve an       o Boston Advisors, Inc.
                              above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH          Seeks to achieve capital appreciation.                       o Montag & Caldwell, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH AND      Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
 INCOME                       with income as a secondary consideration.                      (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to achieve capital appreciation.                       o William D. Witter, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to maximize capital appreciation.                      o Gabelli Asset Management Company
 VALUE
------------------------------------------------------------------------------------------------------------------------------------

B.   FEE TABLE

The following is under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Total
                                                                                      Annual       Fee Waivers
                                                                          Underlying  Expenses        and/or
                                                                          Portfolio   (Before        Expense         Net
                                    Management     12b-1      Other       Fees and    Expense       Reimburse-   Total Annual
 Portfolio Name                      Fees          Fees     Expenses      Expenses    Limitation)      ments*      Expenses
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 0.80%         0.25%     0.09%          N/A       1.14%           0.00%       1.14%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          0.75%         0.25%     0.28%          N/A       1.28%          (0.23)%      1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 0.75%         0.25%     0.09%          N/A       1.09%           0.00%       1.09%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      0.75%         0.25%     0.23%          N/A       1.23%          (0.18)%      1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   1.00%         0.25%     0.18%          N/A       1.43%          (0.13)%      1.30%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    0.80%         0.25%     0.08%          N/A       1.13%           0.00%       1.13%
------------------------------------------------------------------------------------------------------------------------------------

Expenses of the portfolio are based on the expenses of the portfolio's predecessor for the last fiscal year restated to reflect current fees.


* The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.0%" indicates that the expense limitation arrangement did not result in a waiver fee reimbursement. The Manager has entered into expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements, the Manager has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangements.


IM-04-18 Supp (10/04)                                           134241 (10/04)
Accum non-04/New Biz                                                    x00816

C.   EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purposes of this example of $1.10 per $10,000. Some of these features may not be available or may be different under your contract. The tables take into account the maximum fees and charges applicable to all contracts to which this Supplement applies, including any optional benefits charges, which may or may not be available under your contract.

The fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging are not covered by the example. However, the annual administrative charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


----------------------------------------------------------------------------------------------------
                                               If you surrender your contract at the
                                                 end of the applicable time period
----------------------------------------------------------------------------------------------------
                                       1 yr         3 yrs          5 yrs          10 yrs
----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 463.27     $ 1,416.63     $ 2,407.26     $ 5,060.10
----------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 477.97     $ 1,459.32     $ 2,475.94     $ 5,183.79
----------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 458.02     $ 1,401.35     $ 2,382.63     $ 5,015.48
----------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 472.72     $ 1,444.08     $ 2,451.46     $ 5,139.83
----------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 493.71     $ 1,504.91     $ 2,549.05     $ 5,314.27
----------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 462.22     $ 1,413.57     $ 2,402.34     $ 5,051.20
----------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 If you do not surrender
                                                                                                    your contract at
                                                If you annuitize at the end of the              the end of the applicable
                                                      applicable time period                           time period
-----------------------------------------------------------------------------------------------------------------------------------
                                          1 yr         3 yrs          5 yrs          10 yrs         1 yr         3 yrs
-----------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 813.27     $ 1,766.63     $ 2,757.26     $ 5,410.10     $ 463.27     $ 1,416.63
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 827.97     $ 1,809.32     $ 2,825.94     $ 5,533.79     $ 477.97     $ 1,459.32
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 808.02     $ 1,751.35     $ 2,732.63     $ 5,365.48     $ 458.02     $ 1,401.35
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 822.72     $ 1,794.08     $ 2,801.46     $ 5,489.83     $ 472.72     $ 1,444.08
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 843.71     $ 1,854.91     $ 2,899.05     $ 5,664.27     $ 493.71     $ 1,504.91
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 812.22     $ 1,763.57     $ 2,752.34     $ 5,401.20     $ 462.22     $ 1,413.57
-----------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                      If you do not surrender your
                                              contract at
                                     the end of the applicable time
                                                 period
--------------------------------------------------------------------------------
                                          5 yrs          10 yrs
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 2,407.26     $ 5,060.10
--------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 2,475.94     $ 5,183.79
--------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 2,382.63     $ 5,015.48
--------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 2,451.46     $ 5,139.83
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 2,549.05     $ 5,314.27
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 2,402.34     $ 5,051.20
--------------------------------------------------------------------------------

D.   HYPOTHETICAL ILLUSTRATION


VARIABLE DEFERRED ANNUITY
ACCUMULATOR SELECT
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
  GREATER OF 6% ROLL-UP OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH
    BENEFIT
  PROTECTION PLUS
  LIVING BENEFIT



                                                         Greater of 6% Roll
                                                                 up
                                                          to age 85 or the
                                                               Annual
                                                          Ratchet to age 85
                                                             Guaranteed
                                                            Minimum Death
                    Account Value        Cash Value            Benefit
                 ------------------- ------------------- -------------------
        Contract
  Age     Year       0%        6%        0%        6%        0%        6%
------ --------- --------- --------- --------- --------- --------- ---------
  60        1     100,000   100,000   100,000   100,000   100,000  100,000
  61        2      94,980   100,959    94,980   100,959   106,000  106,000
  62        3      90,072   101,863    90,072   101,863   112,360  112,360
  63        4      85,267   102,706    85,267   102,706   119,102  119,102
  64        5      80,556   103,483    80,556   103,483   126,248  126,248
  65        6      75,931   104,185    75,931   104,185   133,823  133,823
  66        7      71,382   104,807    71,382   104,807   141,852  141,852
  67        8      66,903   105,341    66,903   105,341   150,363  150,363
  68        9      62,482   105,779    62,482   105,779   159,385  159,385
  69       10      58,113   106,111    58,113   106,111   168,948  168,948
  74       15      36,633   105,853    36,633   105,853   226,090  226,090
  79       20      15,016   101,292    15,016   101,292   302,560  302,560
  84       25           0    90,480         0    90,480         0  404,893
  89       30           0    84,757         0    84,757         0  429,187
  94       35           0    81,180         0    81,180         0  429,187
  95       36           0    80,416         0    80,416         0  429,187



                              Lifetime Annual Living Benefit
           Total Death     ------------------------------------
          Benefit with         Guaranteed       Hypothetical
         Protection Plus         Income            Income
       ------------------- ------------------ -----------------
  Age      0%        6%        0%       6%        0%       6%
------ --------- --------- --------- -------- --------- -------
  60    100,000  100,000      N/A      N/A       N/A      N/A
  61    108,400  108,400      N/A      N/A       N/A      N/A
  62    117,304  117,304      N/A      N/A       N/A      N/A
  63    126,742  126,742      N/A      N/A       N/A      N/A
  64    136,747  136,747      N/A      N/A       N/A      N/A
  65    147,352  147,352      N/A      N/A       N/A      N/A
  66    158,593  158,593      N/A      N/A       N/A      N/A
  67    170,508  170,508      N/A      N/A       N/A      N/A
  68    183,139  183,139      N/A      N/A       N/A      N/A
  69    196,527  196,527      N/A      N/A       N/A      N/A
  74    276,527  276,527    14,266   14,266    14,266   14,266
  79    383,584  383,584    20,393   20,393    20,393   20,393
  84          0  493,179         0   34,821         0   34,821
  89          0  517,472      N/A      N/A       N/A      N/A
  94          0  517,472      N/A      N/A       N/A      N/A
  95          0  517,472      N/A      N/A       N/A      N/A

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

E.   CHANGES OF OWNERSHIP

1. For NQ contracts only, in "Determining your contract's value," under "Termination of your contract," the following paragraph is added after the last paragraph in this section:

    Subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Living Benefit option and/or Protection Plus death benefit ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However the Benefit will not terminate if the ownership of the contract is transferred to (i) a family member (as defined in the contract), (ii) a trust created for the benefit of a family member or members (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information.

2.  In "Contract features and benefits," please note the following changes:

    (i) Under "Living Benefit option," the following paragraph is added after the end of the second paragraph:

         If you elect the Living Benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.

    (ii) Under "Guaranteed minimum death benefit," the following paragraph is added after the second paragraph:

         If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. See "Determining your contract`s value," under "Termination of your contract," later in this Prospectus for more information.





                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED OCTOBER 25, 2004 TO THE MAY 1, 2004 PROSPECTUS FOR THE EQUITABLE ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statement of Additional Information, dated May 1, 2004 as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.   NEW VARIABLE INVESTMENT OPTIONS

On or about October 25, 2004, subject to regulatory approval, we anticipate making available the following six new variable investment options. These options invest in corresponding portfolios of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.

------------------------------------------------------------------------------------------------------------------------------------
 Portfolio Name                Portfolio Objective                                          Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY          Seeks long-term capital appreciation.                        o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY INCOME   Seeks a combination of growth and income to achieve an       o Boston Advisors, Inc.
                              above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH          Seeks to achieve capital appreciation.                       o Montag & Caldwell, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH AND      Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
 INCOME                       with income as a secondary consideration.                      (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to achieve capital appreciation.                       o William D. Witter, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to maximize capital appreciation.                      o Gabelli Asset Management Company
 VALUE
------------------------------------------------------------------------------------------------------------------------------------

B.   FEE TABLE

The following is under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Total
                                                                                      Annual      Fee Waivers
                                                                        Underlying    Expenses       and/or
                                                                        Portfolio     (Before       Expense         Net
                                  Management       12b-1      Other     Fees and      Expense      Reimburse-   Total Annual
 Portfolio Name                      Fees          Fees    Expenses     Expenses     Limitation)      ments*       Expenses
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 0.80%         0.25%     0.09%          N/A       1.14%           0.00%       1.14%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          0.75%         0.25%     0.28%          N/A       1.28%          (0.23)%      1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 0.75%         0.25%     0.09%          N/A       1.09%           0.00%       1.09%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      0.75%         0.25%     0.23%          N/A       1.23%          (0.18)%      1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   1.00%         0.25%     0.18%          N/A       1.43%          (0.13)%      1.30%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    0.80%         0.25%     0.08%          N/A       1.13%           0.00%       1.13%
------------------------------------------------------------------------------------------------------------------------------------

  Expenses of the portfolio are based on the expenses of the portfolio's predecessor for the last fiscal year restated to reflect current fees.


* The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.0%" indicates that the expense limitation arrangement did not result in a waiver fee reimbursement. The Manager has entered into expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements, the Manager has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangements.


IM-04-25Supp (10/04)
Accum OR/New Biz                                                  134243 (10/04)
180368v1                                                                  x00847

C.   EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner, who has elected the baseBUILDER and Protection Plus would pay in the situations illustrated. Since the Protection Plus feature only applies under certain contracts, expenses would be lower for contracts that do not have Protection Plus.

The fixed maturity options and the 12 month dollar cost averaging program are not covered by the example. However, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the 12 month dollar cost averaging program. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


----------------------------------------------------------------------------------------------
                                               If you surrender your contract at the
                                                 end of the applicable time period
----------------------------------------------------------------------------------------------
                                        1 yr         3 yrs          5 yrs          10 yrs
----------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 340.20     $ 1,040.25     $ 1,767.34     $ 3,710.31
----------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 354.90     $ 1,083.61     $ 1,838.29     $ 3,844.74
----------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 334.95     $ 1,024.73     $ 1,741.89     $ 3,661.83
----------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 349.65     $ 1,068.14     $ 1,813.00     $ 3,796.95
----------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 370.65     $ 1,129.93     $ 1,913.84     $ 3,986.62
----------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 339.15     $ 1,037.15     $ 1,762.25     $ 3,700.64
----------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------
                                                                                                 If you do not surrender
                                                                                                    your contract at
                                                If you annuitize at the end of the              the end of the applicable
                                                      applicable time period                           time period
---------------------------------------------------------------------------------------------------------------------------
                                        1 yr         3 yrs          5 yrs          10 yrs         1 yr         3 yrs
---------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 690.20     $ 1,390.25     $ 2,117.34     $ 4,060.31     $ 340.20     $ 1,040.25
---------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 704.90     $ 1,433.61     $ 2,188.29     $ 4,194.74     $ 354.90     $ 1,083.61
---------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 684.95     $ 1,374.73     $ 2,091.89     $ 4,011.83     $ 334.95     $ 1,024.73
---------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 699.65     $ 1,418.14     $ 2,163.00     $ 4,146.95     $ 349.65     $ 1,068.14
---------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 720.65     $ 1,479.93     $ 2,263.84     $ 4,336.62     $ 370.65     $ 1,129.93
---------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 689.15     $ 1,387.15     $ 2,112.25     $ 4,050.64     $ 339.15     $ 1,037.15
---------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                      If you do not surrender your
                                               contract at
                                        the end of the applicable
                                               time period
--------------------------------------------------------------------------------
                                        5 yrs          10 yrs
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 1,767.34     $ 3,710.31
--------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 1,838.29     $ 3,844.74
--------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 1,741.89     $ 3,661.83
--------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 1,813.00     $ 3,796.95
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 1,913.84     $ 3,986.62
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 1,762.25     $ 3,700.64
--------------------------------------------------------------------------------

                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED OCTOBER 25, 2004 TO THE MAY 1, 2004 PROSPECTUS FOR THE EQUITABLE ACCUMULATOR(R) ADVISOR(SM)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statement of Additional Information, dated May 1, 2004 as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.   NEW VARIABLE INVESTMENT OPTIONS

On or about October 25, 2004, subject to regulatory approval, we anticipate making available the following six new variable investment options. These options invest in corresponding portfolios of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.

------------------------------------------------------------------------------------------------------------------------------------
 Portfolio Name                Portfolio Objective                                          Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY          Seeks long-term capital appreciation.                        o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY INCOME   Seeks a combination of growth and income to achieve an       o Boston Advisors, Inc.
                              above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH          Seeks to achieve capital appreciation.                       o Montag & Caldwell, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH AND      Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
 INCOME                       with income as a secondary consideration.                      (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to achieve capital appreciation.                       o William D. Witter, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to maximize capital appreciation.                      o Gabelli Asset Management Company
 VALUE
------------------------------------------------------------------------------------------------------------------------------------

B.   FEE TABLE

The following is under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Total
                                                                                      Annual      Fee Waivers
                                                                        Underlying    Expenses       and/or
                                                                        Portfolio     (Before       Expense         Net
                                  Management       12b-1      Other     Fees and      Expense      Reimburse-   Total Annual
 Portfolio Name                      Fees          Fees    Expenses     Expenses     Limitation)      ments*       Expenses
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 0.80%         0.25%     0.09%          N/A       1.14%           0.00%       1.14%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          0.75%         0.25%     0.28%          N/A       1.28%          (0.23)%      1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 0.75%         0.25%     0.09%          N/A       1.09%           0.00%       1.09%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      0.75%         0.25%     0.23%          N/A       1.23%          (0.18)%      1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   1.00%         0.25%     0.18%          N/A       1.43%          (0.13)%      1.30%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    0.80%         0.25%     0.08%          N/A       1.13%           0.00%       1.13%
------------------------------------------------------------------------------------------------------------------------------------

  Expenses of the portfolio are based on the expenses of the portfolio's predecessor for the last fiscal year restated to reflect current fees.


* The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.0%" indicates that the expense limitation arrangement did not result in a waiver fee reimbursement. The Manager has entered into expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements, the Manager has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangements.


IM-04-19Supp (10/04)
Accum Advisor 04/New Biz                                          134234 (10/04)
180368v1                                                                  x00846

C.   EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner would pay in the situations illustrated.

The fixed maturity options are not covered by the example. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


------------------------------------------------------------------------------------------------
                                             If you surrender your contract at the
                                               end of the applicable time period
------------------------------------------------------------------------------------------------
                                        1 yr        3 yrs        5 yrs         10 yrs
------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 172.20     $ 533.72     $   919.33   $ 1,999.54
------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 186.90     $ 578.44     $   994.88   $ 2,155.57
------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 166.95     $ 517.72     $   892.24   $ 1,943.28
------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 181.65     $ 562.48     $   967.95   $ 2,100.10
------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 202.65     $ 626.21     $ 1,075.33   $ 2,320.32
------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 171.15     $ 530.52     $   913.91   $ 1,988.31
------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                              If you do not surrender your
                                              If you annuitize at the end of the               contract at the end of the
                                                    applicable time period                       applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                        1 yr        3 yrs        5 yrs         10 yrs         1 yr        3 yrs        5 yrs
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 172.20     $ 533.72     $   919.33   $ 1,999.54     $ 172.20     $ 533.72     $   919.33
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 186.90     $ 578.44     $   994.88   $ 2,155.57     $ 186.90     $ 578.44     $   994.88
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 166.95     $ 517.72     $   892.24   $ 1,943.28     $ 166.95     $ 517.72     $   892.24
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 181.65     $ 562.48     $   967.95   $ 2,100.10     $ 181.65     $ 562.48     $   967.95
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 202.65     $ 626.21     $ 1,075.33   $ 2,320.32     $ 202.65     $ 626.21     $ 1,075.33
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 171.15     $ 530.52     $   913.91   $ 1,988.31     $ 171.15     $ 530.52     $   913.91
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                          If you do not
                                      surrender your contract
                                        at the end of the
                                       applicable time period
--------------------------------------------------------------------------------
                                              10 yrs
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Enterprise Equity                       $ 1,999.54
--------------------------------------------------------------------------------
EQ/Enterprise Equity Income                $ 2,155.57
--------------------------------------------------------------------------------
EQ/Enterprise Growth                       $ 1,943.28
--------------------------------------------------------------------------------
EQ/Enterprise Growth and Income            $ 2,100.10
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth         $ 2,320.32
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Value          $ 1,988.31
--------------------------------------------------------------------------------

                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED OCTOBER 25, 2004 TO THE MAY 1, 2004 PROSPECTUS FOR THE EQUITABLE ACCUMULATOR(R)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statement of Additional Information, dated May 1, 2004 as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.   NEW VARIABLE INVESTMENT OPTIONS

On or about October 25, 2004, subject to regulatory approval, we anticipate making available the following six new variable investment options. These options invest in corresponding portfolios of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.

------------------------------------------------------------------------------------------------------------------------------------
 Portfolio Name                Portfolio Objective                                          Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY          Seeks long-term capital appreciation.                        o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE EQUITY INCOME   Seeks a combination of growth and income to achieve an       o Boston Advisors, Inc.
                              above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH          Seeks to achieve capital appreciation.                       o Montag & Caldwell, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE GROWTH AND      Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
 INCOME                       with income as a secondary consideration.                      (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to achieve capital appreciation.                       o William D. Witter, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ENTERPRISE SMALL COMPANY   Seeks to maximize capital appreciation.                      o Gabelli Asset Management Company
 VALUE
------------------------------------------------------------------------------------------------------------------------------------

B.   FEE TABLE

The following is under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Total
                                                                                      Annual      Fee Waivers
                                                                       Underlying     Expenses       and/or
                                                                       Portfolio     (Before       Expense         Net
                                  Management       12b-1     Other     Fees and      Expense      Reimburse-   Total Annual
 Portfolio Name                      Fees          Fees    Expenses     Expenses     Limitation)     ments*       Expenses
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 0.80%         0.25%     0.09%          N/A       1.14%           0.00%       1.14%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          0.75%         0.25%     0.28%          N/A       1.28%          (0.23)%      1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 0.75%         0.25%     0.09%          N/A       1.09%           0.00%       1.09%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      0.75%         0.25%     0.23%          N/A       1.23%          (0.18)%      1.05%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   1.00%         0.25%     0.18%          N/A       1.43%          (0.13)%      1.30%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    0.80%         0.25%     0.08%          N/A       1.13%           0.00%       1.13%
------------------------------------------------------------------------------------------------------------------------------------

  Expenses of the portfolio are based on the expenses of the portfolio's predecessor for the last fiscal year restated to reflect current fees.


* The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.0%" indicates that the expense limitation arrangement did not result in a waiver fee reimbursement. The Manager has entered into expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements, the Manager has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangements.


IM-04-24Supp (10/04)
Accum OR/New Biz                                                        134244
180368v1                                                                x00852

C.   EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner, who has elected the baseBUILDER and Protection Plus would pay in the situations illustrated. Since the Protection Plus feature only applies under certain contracts, expenses would be lower for contracts that do not have Protection Plus.

The fixed maturity options and the 12 month dollar cost averaging program are not covered by the example. However, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


--------------------------------------------------------------------------------------------------
                                                If you surrender your contract at the
                                                  end of the applicable time period
--------------------------------------------------------------------------------------------------
                                         1 yr          3 yrs          5 yrs          10 yrs
--------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 1,013.95     $ 1,462.49     $ 1,939.55     $ 3,465.38
--------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 1,028.65     $ 1,506.09     $ 2,011.28     $ 3,603.32
--------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 1,008.70     $ 1,446.89     $ 1,913.83     $ 3,415.63
--------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 1,023.40     $ 1,490.53     $ 1,985.71     $ 3,554.28
--------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 1,044.40     $ 1,552.65     $ 2,087.65     $ 3,748.92
--------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 1,012.90     $ 1,459.37     $ 1,934.41     $ 3,455.45
--------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                If you do not surrender
                                                                                                   your contract at
                                                If you annuitize at the end of the             the end of the applicable
                                                      applicable time period                          time period
------------------------------------------------------------------------------------------------------------------------------------
                                        1 yr         3 yrs          5 yrs          10 yrs         1 yr        3 yrs
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 663.95     $ 1,312.49     $ 1,989.55     $ 3,815.38     $ 313.95     $   962.49
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 678.65     $ 1,356.09     $ 2,061.28     $ 3,953.32     $ 328.65     $ 1,006.09
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 658.70     $ 1,296.89     $ 1,963.83     $ 3,765.63     $ 308.70     $   946.89
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 673.40     $ 1,340.53     $ 2,035.71     $ 3,904.28     $ 323.40     $   990.53
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 694.40     $ 1,402.65     $ 2,137.65     $ 4,098.92     $ 344.40     $ 1,052.65
------------------------------------------------------------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 662.90     $ 1,309.37     $ 1,984.41     $ 3,805.45     $ 312.90     $   959.37
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                      If you do not surrender your
                                              contract at
                                        the end of the applicable
                                              time period
--------------------------------------------------------------------------------
                                        5 yrs          10 yrs
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Enterprise Equity                 $ 1,639.55     $ 3,465.38
--------------------------------------------------------------------------------
EQ/Enterprise Equity Income          $ 1,711.28     $ 3,603.32
--------------------------------------------------------------------------------
EQ/Enterprise Growth                 $ 1,613.83     $ 3,415.63
--------------------------------------------------------------------------------
EQ/Enterprise Growth and Income      $ 1,685.71     $ 3,554.28
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Growth   $ 1,787.65     $ 3,748.92
--------------------------------------------------------------------------------
EQ/Enterprise Small Company Value    $ 1,634.41     $ 3,455.45
--------------------------------------------------------------------------------

                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

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